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                                                                    EXHIBIT 10.5

UCSPN-_____

                              UROQUEST CORPORATION

                           12% SECURED PROMISSORY NOTE
                              DUE DECEMBER 31, 1996
$__________                                                   _____________,1994


                  FOR VALUE RECEIVED, the undersigned, UROQUEST CORPORATION, a Florida corporation (the "Company"), hereby promises to pay to the order of ____________________ (together with any and all other holders of this Note, the "Holder"), at Tampa, Florida or such other place as the Holder may designate in writing, on or before December 31, 1996, the principal sum of _________________________ ($__________), together with interest hereon, in cash or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, all as is hereinafter provided.

                  1. Interest and Principal Payments. The unpaid principal amount of this Note shall bear interest from the date hereof until maturity at a fixed rate per annum equal to the lesser of (x) the highest rate permitted by applicable law, or (y) twelve percent (12%) per annum. Interest on the principal balance of this Note from time to time outstanding (i) from the date of this Note through December 31, 1994 shall be due and payable on such date, and (ii) thereafter shall be due and payable quarterly on or before the last date of each March, June, September and December in each year in which this Note is outstanding, commencing on March 31, 1995 through and including the Due Date (as defined below).

                  The entire principal amount of this Note shall be due and payable on or before December 31, 1996 (the "Due Date"), unless prepaid prior thereto, without penalty or premium, pursuant to the terms of Section 3 hereof.

                  All past due principal and interest on this Note shall bear interest from and after maturity until paid at eighteen percent (18%) per annum.

                  Regardless of any other provisions of this Note or in any documents guaranteeing or securing payment hereof or otherwise relating hereto, the Holder of this Note shall not be entitled to receive, collect or apply as interest on the principal of this Note any amount in excess of the maximum rate of interest allowable under applicable law, and if the Holder of this Note ever receives, collects or applies as interest hereon any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and shall be treated as such, and if the principal is paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest allowable under applicable law, the Company and the Holder shall, to the maximum extent permitted under


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applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof, provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum rate of interest allowable under applicable law, the Holder shall either apply or refund to the Company the amount of such excess as herein provided, and in such event, the Holder shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum rate of interest allowable under applicable law.

                  2. Security. This Note has been issued pursuant to, and is entitled to all of the benefits of, a Subscription Agreement dated _____________, 1994 (the "Subscription Agreement") between the Company and the Holder and reference is hereby made to the Subscription Agreement for all pertinent purposes. As described in the Subscription Agreement, this Note is to be secured by a lien and security interest in the U.S. patents, to be acquired by the Company, known by Patent Nos. 4,932,938, 5,114,398, 5,030,199, 5,041,092
and 5,234,409, and Patent Nos. 4,350,161, 4,432,757, and 4,946,449 (the
"Patents") under a Commercial Security Agreement (the "Security Agreement") of even date herewith executed by UroCath Corporation, a wholly-owned subsidiary of the Company, in favor of the Holders, reference to which is made herein for all pertinent purposes.

                  3. Prepayments.

                  (a) Subject to any restrictions contained in the Subscription Agreement, part or all of the principal and accrued interest on this Note may be prepaid by the Company at any time after the date hereof upon 10 days' prior written notice to the Holder, without premium or penalty.

                  (b) Deleted.

                  (c) In addition, all outstanding principal and interest owing on this Note shall be paid in full upon the completion of the Company's initial public offering of equity securities pursuant to an effective registration statement filed with the Securities and Exchange Commission.

                  4. Event of Default. The occurrence or existence of any Event of Default within the meaning of the Security Agreement shall constitute an "Event of Default" under this Note.

                  5. Remedies. In case of the occurrence and continuance of an Event of Default, the Holder of this Note may declare the entire unpaid principal of this Note, and all accrued unpaid interest thereon, to be due and payable immediately, and upon any such declaration the principal of this Note and such accrued unpaid interest shall become immediately due and payable, and the Holder of this Note may, on the terms and conditions


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contained in the Security Agreement, thereupon proceed to protect and enforce its rights either by suit in equity or by action at law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Holder.

                  If an Event of Default shall exist and this Note is placed in the hands of an attorney for collection, or suit is filed herein, or proceedings are had in bankruptcy, probate, receivership, reorganization or other judicial proceedings for the establishment or collection of any amount called for hereunder or any amount payable or to be payable hereunder is collected through any such proceedings, the Company agrees to pay to the Holder hereof a reasonable amount as costs, including attorney's or collection fees.

                  6. Notices, Miscellaneous. All notices, requests, consents and other communications required or permitted under this Note shall be in writing and shall be delivered in the manner and to the addresses set forth in the Subscription Agreement.

                  The Company and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, all other notices, filing of suit and diligence in collecting this Note or enforcing any security given therefor, and agree to any substitution, exchange, or release of any security, with or without consideration, now or hereafter given for this Note or the release of any party primarily or secondarily liable hereon. The Company and all sureties, endorsers or guarantors of this Note further agree that it will not be necessary for the Holder hereof, in order to enforce payment of this Note, to first institute or exhaust its remedies against any maker or any other party liable therefor or to enforce its rights against any security for this Note.

                  7. Deleted.

                  8. Royalty. The Company shall pay the Holder a proportionate share of five percent (5%) of the Net Sales Income received, if any, from the sale of products covered by the Patents during the period from January 1, 1995 through December 31, 1996. Within thirty (30) days of the end of each calendar quarter, the Company shall calculate the "Net Sales Income" received by the Company or UroCath Corporation, during the previous calendar quarter from sales of products covered by the Patents. "Net Sales Income" shall mean all payments received for sales of products by UroQuest covered by any of the Patents less packaging, shipping, insurance, returns, commissions and discounts. The Company shall then send Holder a payment equal to five percent (5%) of the Net Sales Income multiplied by a fraction, the denominator of which is the total principal amount outstanding under all the Notes secured by the Patents and the numerator of which is the principal balance outstanding under this Note. If the Net Sales Income for any quarter is less than $100.00, the Company may defer that quarter's payment until the end of the next quarter in which the cumulative Net Sales Income, on which payments are owed, equals at least $100.00.


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                  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida and applicable Federal law.

                  IN WITNESS WHEREOF, the Company has authorized this Note to be executed in its corporate name by a duly authorized officer this _____ day of _____________, 1994.

                                             UROQUEST CORPORATION



                                             By:    /s/
                                                --------------------------------

                                             Name:______________________________

                                             Title:_____________________________


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